UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2019

MICT, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-35850	27-0016420
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

28 West Grand Avenue, Suite 3, Montvale, New Jersey	07645
(Address of principal executive offices)	(Zip Code)

(201) 225-0190

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MICT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Definitive Agreement.

Merger Agreement

On November 7, 2019, MICT, Inc., a Delaware corporation (“MICT” or the “Company”), GFH Intermediate Holdings Ltd., a British Virgin Islands company (“Intermediate”) that is wholly owned by Global Fintech Holding Ltd., a British Virgin Islands company (“GFH”) entered into, and MICT Merger Subsidiary Inc., a to-be-formed British Virgin Islands company and a wholly owned subsidiary of MICT (“Merger Sub”), shall upon execution of a joinder enter into, an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other things, subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Intermediate, with Intermediate continuing as the surviving entity, and each outstanding share of Intermediate’s common stock shall be cancelled in exchange for the right of the holders thereof to receive a substantially equivalent security of MICT (collectively, the “Acquisition”). GFH will receive an aggregate of 109,946,914 shares of MICT common stock as merger consideration in the Acquisition.

Concurrent with the execution of the Merger Agreement, Intermediate entered into (i) a share exchange agreement with Beijing Brookfield Interactive Science & Technology Co. Ltd., an enterprise formed under the laws of the Peoples Republic of China (“Beijing Brookfield”), pursuant to which Intermediate will acquire all of the issued and outstanding ordinary shares and other equity interest of Beijing Brookfield from the shareholders of Beijing Brookfield in exchange for 16,310,759 newly issued shares of GFH and (ii) a share exchange agreement with ParagonEx Ltd., a British Virgin Islands business company (“ParagonEx”), shareholders of ParagoneEx specified therein (the “ParagonEx Sellers”) and Mark Gershinson, pursuant to which, the ParagonEx Sellers will transfer to Intermediate all of the issued and outstanding securities of ParagonEx in exchange for Intermediate’s payment and delivery of $10.0 million in cash, which is to be paid upon the closing of the Acquisition, and 75,132,504 newly issued shares of GFH deliverable at the closing of the share exchange.

After giving effect to the Acquisition, the conversion of the Convertible Debentures (as discussed below) and the conversion or exercise of the securities issued by MICT pursuant to the Offering of Series A Convertible Preferred Stock and Warrants and the Offering of Convertible Note and Warrants, each as previously described in the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 10, 2019, it is expected that MICT will have approximately $15.0 million of cash as well as ownership of ParagonEx and Beijing Brookfield and that MICT’s current stockholders will own approximately 11,089,532 shares, or 7.64%, of the 145,130,577 shares of MICT common stock outstanding.

Consummation of the transactions contemplated by the Merger Agreement is subject to certain closing conditions, including, among other things, approval by the stockholders of MICT and receipt of a fairness opinion indicating that the transactions contemplated by the Merger Agreement are fair to the stockholders of MICT. The Merger Agreement contains certain termination rights for the Company and Intermediate. The Merger Agreement also contains customary representations, warranties and covenants made by, among others, MICT, Intermediate and Merger Sub, including as to the conduct of their respective businesses (as applicable) between the date of signing the Merger Agreement and the closing of the transactions contemplated thereby.

The Merger Agreement provides that all options to purchase shares of the Company’s common stock that are outstanding and unexercised shall be accelerated in full effective as of immediately prior to the effective time of the Acquisition. The options shall survive the closing of the Acquisition for a period of 15 months from the date of the closing of the Acquisition and all equity incentive plans of the Company shall remain in effect.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed herewith as Exhibit 2.1 and is incorporated herein by reference.

Voting Agreement

In connection with the execution and delivery of the Merger Agreement, David Lucatz, on behalf of his affiliates that are stockholders of the Company (the “Stockholder”), entered into a voting agreement (the “Voting Agreement”) pursuant to which, during the term of such agreement, the Stockholder has agreed to certain actions in support of the transactions contemplated by the Merger Agreement and will, at every meeting of the stockholders of the Company called for such purpose, and at every adjournment or postponement thereof (or in any other circumstances upon which a vote, consent or approval is sought, including by written consent), not vote any of his shares of the Company’s common stock at such meeting in favor of, or consent to, and will vote against and not consent to, the approval of any alternative proposal that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay or adversely affect in any material respect the transactions contemplated by the Merger Agreement.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the Voting Agreement, a form of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Offering of Secured Convertible Debentures

On November 7, 2019, the Company entered into a Securities Purchase Agreement (the “Primary Purchase Agreement”) with certain investors identified therein (the “Primary Purchasers”) pursuant to which, among other things, the Primary Purchasers agreed, subject to the satisfaction or waiver of the conditions set forth in the Primary Purchase Agreement, to purchase from the Company 5% senior secured convertible debentures due 2020 (the “Primary Convertible Debentures”) with an aggregate principal amount of approximately $15.9 million (the “Primary Convertible Debenture Offering”). Concurrently with entry into the Primary Purchase Agreement, the Company entered into a separate Securities Purchase Agreement (the “Non-Primary Purchase Agreement” and, together with the Primary Purchase Agreement, the “Purchase Agreements”) with certain investors identified therein (the “Non-Primary Purchasers” and, together with the Primary Purchasers, the “Purchasers”) pursuant to which, among other things, the Non-Primary Purchasers agreed, subject to the satisfaction or waiver of the conditions set forth in the Non-Primary Purchase Agreement, to purchase from the Company 5% senior secured convertible debentures due 2020 (the “Non-Primary Convertible Debentures” and, together with the Primary Convertible Debentures, the “Convertible Debentures”) with an aggregate principal amount of $9.0 million (together with the Primary Convertible Debenture Offering, collectively, the “Convertible Debenture Offering”). The Convertible Debentures shall be convertible into shares of Common Stock of the Company at a conversion price of $1.41 per share. The Convertible Debentures will be due upon the earlier of (i) six months from the date of issuance and (ii) the termination of the Merger Agreement. The Company is obligated to pay interest to the Purchasers on the outstanding principal amount at the rate of 5% per annum, payable quarterly, in cash or, at the Company’s option in certain instances, in shares of Common Stock. The Company may not voluntarily prepay any portion of the principal amount of the Convertible Debentures without the prior written consent of the Purchasers.

Subject to stockholder approval of an increase in the shares of Common Stock to allow for the full conversion of the Convertible Debentures into Common Stock, the Convertible Debentures shall be convertible into Common Stock at the option of the Purchasers at any time and from time to time. Upon the closing of the Acquisition and written notice of the Company to the Purchasers, the Purchasers shall be forced to convert the Convertible Debentures into shares of Common Stock of the Company (the “Forced Conversion”). Upon the occurrence of certain events, including, among others, if the Company fails to file a preliminary proxy statement with respect to the Acquisition on or prior to November 18, 2019, if the Forced Conversion does not occur on or before January 24, 2020, or certain breaches of the Primary Purchasers’ Registration Rights Agreement (as defined below), the Primary Purchasers are permitted to require the Company to redeem the Primary Convertible Debentures, including any interest that has accrued thereunder, for cash.

The proceeds of each Convertible Debenture Offering shall be placed in separate blocked bank accounts, each of which shall be subject to a blocked deposit account control agreement to be entered into. The Company shall not have access to such proceeds until the closing of the Acquisition and only upon the satisfaction of certain other requirements, including, among other things, effectiveness of the Resale Registration Statement (as defined below).

The Purchase Agreements provide for customary registration rights, pursuant to their respective registration rights agreement to be entered into at the time of the closing of the Convertible Debenture Offering (each, a “Registration Rights Agreement”). Pursuant to the Registration Rights Agreements, the Company will be obligated to, among other things, (i) file a registration statement (the “Resale Registration Statement”) with the SEC within seven business days following the filing of an initial proxy statement with respect to the Acquisition, but no later than November 27, 2019, for purposes of registering the shares of Common Stock issuable upon the conversion of the Convertible Debentures and (ii) use its best efforts to cause the Resale Registration Statement to be declared effective by the SEC as soon as practicable after filing, and in any event no later than the effectiveness of the Acquisition. The Registration Rights Agreements will contain customary terms and conditions for a transaction of this type, including certain customary cash penalties on the Company for its failure to satisfy the specified filing and effectiveness time periods.

The securities sold in the Convertible Debenture Offering shall be issued in reliance on an exemption from registration under Section 4(a)(2) the Securities Act of 1933, as amended, and Regulation D promulgated thereunder.

The foregoing description of the Convertible Debenture Offering is qualified in its entirety by reference to the Purchase Agreements, the form of Primary Debentures and the form of Non-Primary Debentures (the “Convertible Debenture Transaction Documents”), copies of which are filed as exhibit 10.2, 10.3, 4.1 and 4.2 to this Current Report on Form 8-K, respectively. The representations, warranties and covenants contained in the Convertible Debenture Transaction Documents were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to the Convertible Debenture Transaction Documents, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Convertible Debenture Transaction Documents are incorporated herein by reference only to provide information regarding the terms of the Convertible Debenture Transaction Documents, and not to provide any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

Item 1.02 Termination of a Material Definitive Agreement.

As previously disclosed, on December 18, 2018, the Company, GFH, GFH Merger Subsidiary, Inc., a Delaware corporation and a wholly-owned subsidiary of GFH, BNN Technology PLC, a United Kingdom private limited company (“BNN”), Brookfield Interactive (Hong Kong) Limited, a Hong Kong company and a subsidiary of BNN (“BI China”), ParagonEx, certain holders of ParagonEx’s outstanding ordinary shares and a trustee thereof, and Mark Gershinson, in the capacity as the representative of the ParagonEx sellers, entered into an acquisition agreement (the “2018 Acquisition Agreement”).

Effective as of November 7, 2019, the Company, BNN, BI China and ParagonEx (the “Parties”) entered into a mutual Termination Agreement (the "Termination Agreement"), pursuant to which the Parties agreed to terminate the 2018 Acquisition Agreement, effective immediately.

The foregoing description of the 2018 Acquisition Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the 2018 Acquisition Agreement, which was filed as an exhibit to MICT’s Current Report on Form 8-K filed on December 21, 2018.

Item 3.02 Unregistered Sales of Equity Securities.

The information called for by this Item 3.02 is contained in Item 1.01 – Convertible Debenture Offering, which is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On November 8, 2019, the Company issued a press release to announce the Merger Agreement and the Convertible Debenture Offering. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)

2.1	Agreement and Plan of Merger, dated as of November 7, 2019, by and among the parties named therein.*
4.1	Form of Primary Convertible Debentures
4.2	Form of Non-Primary Convertible Debentures
10.1	Form of Voting Agreement.
10.2	Securities Purchase Agreement, dated as of November 7, 2019, by and between the Company and the Primary Purchasers listed therein
10.3	Securities Purchase Agreement, dated as of November 7, 2019, by and between the Company and the Non- Primary Purchasers listed therein
99.1	Press Release Issued November 8, 2019.

*

Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-k. MICT, Inc. agrees to furnish a supplemental copy of any omitted schedule to the SEC (as defined below) upon request

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICT, INC.

Dated: November 13, 2019	By:	/s/ David Lucatz
Name: David Lucatz
Title: President and Chief Executive Officer